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                                                                    Exhibit 16.1


                           MAGGART & ASSOCIATES, P.C.
                          Certified Public Accountants
                            150 FOURTH AVENUE, NORTH
                                   SUITE 2150
                        NASHVILLE, TENNESSEE 37219-2417
                            Telephone (615) 252-6100
                            Facsimile (615) 252-6105



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

With regards to information addressing Item 304 of Regulations S-K, we have read and agree with the comments in Item 4 of Form 8-K of Capital Bancorp, Inc. dated February 7, 2006.




/s/ MAGGART & ASSOCIATES, P.C.
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Nashville, Tennessee
February 10, 2006